Exhibit 99.1

Foundation HealthCare Reports
Fourth Quarter 2014 Financial Results

Fourth Quarter and Year End

OKLAHOMA CITY, OK--(February 24, 2015) – Foundation HealthCare, Inc. (OTC Markets: FDNH), which is an owner and operator of surgical hospitals, announced today the Company’s financial results for the fourth quarter and year-end which ended December 31st, 2014.

Highlights include:

For the Fourth Quarter:

•	Net revenues and income from affiliates of $31.1million for the quarter; a 20% increase over the fourth quarter of 2013.
•	Adjusted EBITDA of $4.5 million for the fourth quarter of 2014, compared to $3.4 million in the prior year quarter, a 31% increase.
•

Net income attributable to Foundation HealthCare common stock of $1.3 million for the quarter is the best operating result since the Graymark transaction in mid-2013 and marks two consecutive record-setting quarters.

For the Year:

•	Revenue and income from affiliates of $104.3 million for 2014; a 12% increase over 2013.
•	Adjusted EBITDA of $10.4 million for 2014, compared to $9.4 million in the prior year; an 11% increase.
•	Debt refinancing resulted in a 24% decrease in interest expense compared to 2013.
•	Net loss attributable to Foundation HealthCare of $1.2 million for 2014 compared to a net loss of $19.4 million in 2013.

“This was another great quarter for Foundation HealthCare and an excellent way to finish 2014 as we recorded a 19% increase in patient service revenue at our majority-owned hospitals in the fourth quarter of 2014 compared to the fourth quarter of 2013; with a corresponding 21% growth in EBITDA at these hospitals,” stated Stanton Nelson, CEO of Foundation HealthCare, Inc. “In an industry faced with many challenges we believe these results validate the growth strategy and fiscal discipline implemented at Foundation throughout 2014. In addition, our clinical teams continue to excel as we saw our patient satisfaction results for 2014 exceeding 95%.

“We are excited about the growth we experienced in 2014 and look forward to 2015, as we expect these positive trends to continue.  Since all the hospitals we own and manage are profitable, we plan to be acquisitive in 2015 by expanding in our existing markets and looking for opportunities in new geographic markets.”

Fourth Quarter 2014 Financial Results:

Net revenues and income from affiliates in the fourth quarter of 2014 were $ 31.1 million, up from $26.0 million in the fourth quarter of 2013.  Our net revenues are composed of patient services, management fees from affiliates, and other revenue less our provision for doubtful accounts and income from minority owned affiliates.  Patient services revenue (net of the provision for doubtful accounts) increased $4.5 million, or 19%, to $27.8 million during the three months ended December 31, 2014 as compared to $23.3 million in the same period of 2013.  The increase was primarily due to increased revenue at our El Paso hospital generated by more complex cases and increased revenues from ancillary services.

Operating expenses for the fourth quarter of 2014 were $28.5 million compared to $26.9 million in the fourth quarter of 2013.  The fourth quarter of 2013 included a one-time goodwill impairment charge of $1.0 million resulting from the Graymark transaction and a one-time charge of $1.6 million for the impairment in equity related to the sale of an interest in an ambulatory surgery center.  Operating expenses during 2013, excluding these impairment charges were $24.2 million.  The increase compared to 2013 adjusted for these one-time expenses is due primarily to increased purchased services cost directly related to the increased net revenues generated from ancillary services such as laboratory and pharmacy.

Our operations resulted in net income attributable to Foundation Healthcare common stock of $1.3 million during the fourth quarter of 2014, compared to a net loss of $3.8 million during the fourth quarter of 2013.

Adjusted EBITDA was $4.5 million for the 2014 fourth quarter compared to $3.4 million in the fourth quarter of 2013.

At December 31, 2014, cash and cash equivalents totaled $2.9 million, compared to $3.6 million at September 30, 2014.

2014 Financial Results:

Net revenues and income from affiliates for 2014 were $104.3 million an increase of $11.2 million (12%) from the $93.1 million reported in 2013. Patient services revenue (net of the provision for doubtful accounts) increased $13.5 million, or 18%, to $90.6 million for 2014 as compared to $77.0 million in 2013.  The increase was primarily due to increased revenue at our El Paso hospital generated by more complex cases and increased revenues from ancillary services.

Operating expenses for 2014 were $101.2 million compared to $112.6 million in 2013.  Operating expense in 2013 included a one-time goodwill impairment charge of $21.9 million resulting from the Graymark transaction and a one-time charge of $1.6 million for the impairment in equity related to the sale of an interest in an ambulatory surgery center.  Operating expenses during 2013, excluding these impairment charges, were $89.1 million compared to $101.2 million in 2014.  The $12.1 million differential is due primarily to increased purchased services cost directly related to the increased net revenues generated from ancillary services such as laboratory and pharmacy combined with routine increases labor and supplies expenses.

Our operations resulted in a net loss attributable to Foundation Healthcare common stock of $2.0 million during 2014, compared to a net loss of $20.4 million during 2013.

Adjusted EBITDA was $10.4 million for 2014 compared to $9.4 million in 2013.

Conference Call

Foundation's CEO Stanton Nelson, and CFO, Hugh King will host a conference call tomorrow, followed by a question and answer period.

Date: February 25th,

Time: 9:00 a.m. Eastern time

Dial-In Number: (888) 348-6454

The conference call will be broadcast live at the investor relations section of the Company's website at www.fdnh.com. Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.  In addition, the replay will be available after the call at same website link above or by calling (877) 870-5176 using passcode: 10060829.

About Foundation Healthcare

Headquartered in Oklahoma City, Okla., Foundation Healthcare, Inc. (OTCQB: FDNH) owns and operates surgical hospitals including ancillary hospital based service. These additional service, such as hyper-barics, sleep labs, intraoperative monitoring, imaging and robotic surgery, truly make the Foundation specialty hospital environment unique.

The Company is also an industry leading ASC management and development company focused on partnering with physicians and employees to create an outstanding patient experience, while maximizing partner and shareholder value. The Company is a leader in offering turnkey management and development solutions for physician partners, as well as creating an optimal experience for the patients we serve.  For more information, visit www.fdnh.com.

Reg G disclaimer – reconciling GAAP Net Income with EBITDA and Adjusted EBITDA

Foundation is providing EBITDA information, which is defined as net income plus interest, income taxes, depreciation and amortization expense and earnings or losses from discontinued operations, and Adjusted EBITDA which is defined as EBITDA plus impairment charges minus non-recurring gains.  EBITDA and Adjusted EBITDA are a complement to our GAAP results.  EBITDA and Adjusted EBITDA are commonly used by management and investors as a measure of leverage capacity, debt service ability and liquidity.  EBITDA and Adjusted EBITDA are not considered a measure of financial performance under U.S. generally accepted accounting principles (GAAP), and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing our financial performance.  EBITDA and Adjusted EBITDA should not be considered in isolation or as an alternative to, or superior to, such GAAP measures as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in our consolidated financial statements as an indicator of financial performance or liquidity.  Reconciliations of non-GAAP financial measures are provided in the news release in the accompanying tables.  Since EBITDA and Adjusted EBITDA are not a measure determined in accordance with GAAP and is susceptible to varying calculations, EBITDA, and Adjusted EBITDA as presented, may not be comparable to other similarly titled measures of other companies.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on the Company's current expectations, forecasts and assumptions. Forward-looking statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the Company's expectations, forecasts and assumptions. These risks and uncertainties include risks and uncertainties not in the control of the Company, including, without limitation, the risk that Company will maintain enough liquidity to execute its business plan, continue as a going concern and other risks including those enumerated and described in the Company's filings with the Securities and Exchange Commission, which filings are available on the SEC's website at www.sec.gov. Unless otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Company Contact:

Foundation Healthcare, Inc.
Stanton Nelson
Chief Executive Officer
Tel 405-608-1715

FOUNDATION HEALTHCARE, INC.

Reconciliation of Income (Loss) from Continuing Operations to EBITDA from Continuing Operations

(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Income (loss) from continuing operations, net of taxes	$2,879,836	$(65,013)	$2,892,714	$(14,219,869)
EBTIDA adjustments:
Plus: Interest expense, net	318,693	595,792	1,648,315	2,171,327
Plus: Provision (benefit) for income taxes	(223,182)	(1,352,514)	(1,075,187)	3,777,113
Plus: Depreciation and amortization	1,345,334	1,456,406	5,550,162	5,093,246
Total EBITDA adjustments	1,440,845	699,684	6,123,290	11,041,686
EBITDA from continuing operations	$4,320,681	$634,671	$9,016,004	$(3,178,183)

EBTIDA from continuing operations	$4,320,681	$634,671	$9,016,004	$(3,178,183)
Adjusted EBITDA adjustment
Plus: Impairment of goodwill	—	1,017,173	—	21,864,781
Plus: Impairment of equity investment in affiliates	—	1,640,389	—	1,640,389
Less: Gain on forgiveness of debt	—	—	—	(7,108,562)
Less: (Gain) Loss on sale-leaseback of real estate	—	66,285	—	(3,961,277)
Plus: Stock compensation expense	195,801	87,799	1,387,087	144,742
Total Adjusted EBITDA adjustments	195,801	2,811,646	1,387,087	12,580,073
Adjusted EBITDA	$4,516,482	$3,446,317	$10,403,091	$9,401,890

FOUNDATION HEALTHCARE, INC.

Consolidated Balance Sheets

(Unaudited)

	2014	2013
ASSETS
Cash and cash equivalents	$2,860,025	$4,212,076
Accounts receivable, net of allowances for doubtful accounts of $1,752,443 and $4,778,915, respectively	18,479,317	12,755,642
Receivables from affiliates	1,230,396	848,002
Supplies inventories	1,863,175	1,931,142
Prepaid and other current assets	4,975,125	4,302,885
Current assets from discontinued operations	192,441	518,629
Total current assets	29,600,479	24,568,376
Property and equipment, net	13,465,190	12,073,986
Equity method investments in affiliates	5,679,967	5,699,093
Intangible assets, net	9,080,395	11,138,621
Goodwill	973,927	973,927
Other assets	437,809	244,598
Other assets from discontinued operations	315,285	576,228
Total assets	$59,553,052	$55,274,829
LIABILITIES, PREFERRED NONCONTROLLING INTEREST AND SHAREHOLDERS’ DEFICIT
Liabilities:
Accounts payable	$10,389,841	$11,648,987
Accrued liabilities	9,128,327	3,914,915
Preferred noncontrolling interests dividends payable	195,212	195,411
Short-term debt	456,784	5,664,827
Current portion of long-term debt	4,489,164	7,919,179
Other current liabilities	1,455,739	4,591,587
Current liabilities from discontinued operations	867,450	5,620,697
Total current liabilities	26,982,517	39,555,603
Long-term debt, net of current portion	25,271,603	10,031,732
Deferred lease incentive	8,608,716	5,563,984
Other liabilities	6,068,322	6,691,825
Other liabilities from discontinued operations	—	9,969
Total liabilities	66,931,158	61,853,113
Preferred noncontrolling interest	8,700,000	8,700,000
Commitments and contingencies (Note 9)
Foundation HealthCare shareholders’ deficit:
Preferred stock $0.0001 par value, 10,000,000 authorized; no shares issued and outstanding	—	—
Common stock $0.0001 par value, 500,000,000 shares authorized; 17,263,842 and 16,383,489 issued and outstanding, respectively	1,726	1,638
Paid-in capital	19,321,267	18,256,501
Accumulated deficit	(37,130,382)	(35,171,315)
Total Foundation HealthCare shareholders’ deficit	(17,807,389)	(16,913,176)
Noncontrolling interests	1,729,283	1,634,892
Total deficit	(16,078,106)	(15,278,284)
Total liabilities, preferred noncontrolling interest and shareholders’ deficit	$59,553,052	$55,274,829

FOUNDATION HEALTHCARE, INC.

Consolidated Statements of Operations

For the Three Months Ended December 31, 2014 and 2013

(Unaudited)

	2014	2013
Net Revenues:
Patient services	$31,341,268	$24,624,137
Provision for doubtful accounts	(3,539,603)	(1,345,302)
Net patient services revenue	27,801,665	23,278,835
Management fees from affiliates	1,337,685	1,528,077
Other revenue	1,090,737	(180,350)
Revenues	30,230,087	24,626,562
Equity in earnings of affiliates	897,319	1,382,429
Operating Expenses:
Salaries and benefits	7,057,854	8,474,838
Supplies	6,617,114	5,877,563
Other operating expenses	13,485,950	8,402,996
Impairment of goodwill	—	1,017,173
Impairment in equity investment of affiliate	—	1,640,389
Depreciation and amortization	1,345,334	1,456,406
Total operating expenses	28,506,252	26,869,365
Other Income (Expense):
Interest expense, net	(318,693)	(595,792)
Gain on forgiveness of debt	—	-
Gain on sale-leaseback of real estate	—	(66,285)
Other income (expense)	354,193	104,924
Net other (expense)	35,500	(557,153)
Income (loss) from continuing operations, before taxes	2,656,654	(1,417,527)
Benefit for income taxes	223,182	1,352,514
Income (loss) from continuing operations, net of taxes	2,879,836	(65,013)
Income (loss) from discontinued operations, net of tax	263,631	(642,533)
Net income (loss)	3,143,467	(707,546)
Less: Net income attributable to noncontrolling interests	1,658,604	2,822,972
Net income (loss) attributable to Foundation HealthCare	1,484,863	(3,530,518)
Preferred noncontrolling interests dividends	(195,213)	(301,482)
Net income (loss) attributable to Foundation HealthCare common stock	$1,289,650	$(3,832,000)
Earnings per common share (basic and diluted):
Net income (loss) attributable to continuing operations attributable to Foundation HealthCare common stock	$0.06	$(0.24)
Loss from discontinued operations, net of tax	0.02	(0.05)
Net income (loss) per share, attributable to Foundation HealthCare common stock	$0.08	$(0.29)
Weighted average number of common and diluted shares outstanding	17,080,451	13,167,122

FOUNDATION HEALTHCARE, INC.

Consolidated Statements of Operations

For the Years Ended December 31, 2014 and 2013

(Unaudited)

	2014	2013
Net Revenues:
Patient services	$96,948,274	$80,835,297
Provision for doubtful accounts	(6,338,840)	(3,755,035)
Net patient services revenue	90,609,434	77,080,262
Management fees from affiliates	5,394,666	6,514,089
Other revenue	5,361,931	3,664,904
Revenues	101,366,031	87,259,255
Equity in earnings of affiliates	2,937,130	5,885,188
Operating Expenses:
Salaries and benefits	29,317,276	28,244,950
Supplies	24,000,276	22,871,118
Other operating expenses	42,354,638	32,916,003
Impairment of goodwill	—	21,864,781
Impairment in equity investment of affiliate	—	1,640,389
Depreciation and amortization	5,550,162	5,093,246
Total operating expenses	101,222,352	112,630,487
Other Income (Expense):
Interest expense, net	(1,648,315)	(2,171,327)
Gain on forgiveness of debt	—	7,108,562
Gain on sale-leaseback of real estate	—	3,961,277
Other income (expense)	385,033	144,776
Net other (expense)	(1,263,282)	9,043,288
Loss from continuing operations, before taxes	1,817,527	(10,442,756)
(Provision) benefit for income taxes	1,075,187	(3,777,113)
Income (loss) from continuing operations, net of taxes	2,892,714	(14,219,869)
Loss from discontinued operations, net of tax	(357,452)	(839,238)
Net Income (loss)	2,535,262	(15,059,107)
Less: Net income attributable to noncontrolling interests	3,713,476	4,345,417
Net loss attributable to Foundation HealthCare	(1,178,214)	(19,404,524)
Preferred noncontrolling interests dividends	(780,853)	(1,022,103)
Net loss attributable to Foundation HealthCare common stock	$(1,959,067)	$(20,426,627)
Earnings per common share (basic and diluted):
Net income (loss) from continuing operations attributable to Foundation HealthCare common stock.	$(0.09)	$(1.44)
Loss from discontinued operations, net of tax	(0.02)	(0.06)
Net loss per share, attributable to Foundation HealthCare common stock	$(0.11)	$(1.50)
Weighted average number of common and diluted shares outstanding	17,080,451	13,635,286
Pro forma income information (Note 3):
Pro forma provision for income taxes	—	$(914,350)
Pro forma net income attributable to Foundation Healthcare common stock	—	$(20,526,464)
Pro forma basic and diluted net income per share	—	$(1.51)

FOUNDATION HEALTHCARE, INC.

Consolidated Statement of Cash Flows

For the Years Ended December 31, 2014 and 2013

(Unaudited)

	2014	2013
Operating activities:
Net loss	$2,535,261	$(15,059,107)
Less: Loss from discontinued operations, net of tax	(357,452)	(839,238)
Income (loss) from continuing operations	2,892,713	(14,219,869)
Adjustments to reconcile loss from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization	5,550,162	5,093,246
Impairment of goodwill	—	21,864,781
Impairment of equity investment in affiliate	—	1,640,389
Deferred tax benefit	—	(301,713)
Stock-based compensation, net of cashless vesting	1,064,854	129,721
Gain on redemption of non-controlling interests	—	(66,915)
Provision for doubtful accounts	6,338,840	3,755,035
Equity in earnings of affiliates	(2,937,130)	(5,885,188)
Changes in assets and liabilities, net of acquisitions and extraordinary items
Accounts receivable, net of provision for doubtful accounts	(12,062,515)	(9,412,289)
Receivables from affiliates	(382,394)	197,483
Supplies Inventories	67,967	12,142
Prepaid and other current assets	(672,240)	(81,786)
Other assets	(193,211)	134,489
Accounts payable	(1,259,146)	(695,691)
Accrued liabilities	5,287,954	(2,513,206)
Income taxes payable	—	3,564,455
Other current liabilities	(3,210,390)	827,132
Other liabilities	2,421,229	3,302,290
Net cash provided by operating activities from continuing operations	2,906,693	7,344,506
Net cash used in operating activities from discontinued operations	(460,641)	(992,512)
Net cash provided by operating activities	2,446,052	6,351,994
Investing activities:
Cash received in business acquisition	—	68,170
Purchase of property and equipment	(4,884,948)	(6,368,276)
Disposal of property and equipment	1,808	2,039,904
Sale of equity investment in affiliates	178,000	—
Distributions from affiliates	2,778,256	5,559,317
Net cash provided by (used in) investing activities from continuing operations	(1,926,884)	1,299,115
Net cash provided by investing activities from discontinued operations	—	395,000
Net cash provided by (used in) investing activities	(1,926,884)	1,694,115

FOUNDATION HEALTHCARE, INC.

Consolidated Statement of Cash Flows - Continued

For the Years Ended December 31, 2014 and 2013

(Unaudited)

	2014	2013
Financing activities:
Debt proceeds	32,885,948	10,035,860
Debt payments	(26,284,135)	(11,728,810)
Common stock proceeds	—	435,000
Preferred noncontrolling interests proceeds	—	8,700,000
Preferred noncontrolling interests dividend	(781,052)	(1,003,635)
Redemption of preferred noncontrolling interests	—	(11,102,372)
Distributions to noncontrolling interests	(3,731,252)	(660,555)
Sale of equity to noncontrolling interests	112,168	—
Distributions to member	—	(743,464)
Net cash provided by (used in) financing activities from continuing operations	2,201,677	(6,067,976)
Net cash used in financing activities from discontinued operations	(4,072,896)	(803,124)
Net cash used in financing activities	(1,871,219)	(6,871,100)
Net change in cash and cash equivalents	(1,352,051)	1,175,009
Cash and cash equivalents at beginning of period	4,212,076	3,037,067
Cash and cash equivalents at end of period	$2,860,025	$4,212,076
Cash Paid for Interest and Income Taxes:
Interest expense	$1,604,256	$2,366,345
Interest expense, discontinued operations	$168,733	$124,821
Income taxes, continuing operations	$3,255,623	$—
Income taxes, discontinued operations
Noncash Investing and Financing Activities:
Common stock warrants issued	$—	$(936,000)
Common stock issued as payment for liabilities	$—	$(108,537)
Seller financing - reverse acquisition	$—	$2,000,000
Debt and liabilities assumed - reverse acquisition	$—	$2,032,098
Debt issued in purchase of noncontrolling preferred interest	$—	$(2,339,905)
Debt converted to common stock	$—	$(14,138,187)